UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		4085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 15, 2010, Pharmacyclics, Inc., a Delaware corporation (the “Registrant”), announced that it will present at the American Association for Cancer Research (AACR) 2010 Annual Meeting being held April 17-21 in Washington, DC.

In the announcement, Dr. Joseph J. Buggy, the Registrant’s Vice President of Research stated that, “while the Btk inhibitor PCI-32765 continues to show promise in clinical trials in patients with B cell lymphomas and leukemias, we are now seeing preclinical evidence that the compound may also be efficacious in mast cell-driven cancers, which include certain pancreatic tumors and melanomas.  In addition, our HDAC inhibitor PCI-24781 is now showing synergy with bortezomib in several indications.  Based on this discovery, and our previous work, we are planning Phase I/II trials with PCI -24781 in combination with a number of other chemotherapeutics in collaboration with our ex-US global partner, Les Laboratories Servier.”

The foregoing description is qualified in its entirety by reference to the Registrant's Press Release dated April 15, 2010, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Pharmacyclics, Inc. dated April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2010

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary